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                                                                     Exhibit 5.1



                                 July 13, 1999



To the Board of Directors
 of Obie Media Corporation
4211 West 11th Avenue
Eugene, Oregon 97402



       Re: Registration Statement on Form S-1



    We have acted as counsel to Obie Media Corporation, an Oregon corporation ("Obie Media"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), of Obie Media's Registration Statement on Form S-1 (Registration No. 333-79367), as amended by pre-effective Amendment No. 1 thereto (the "Registration Statement"). The Registration Statement relates to the sale of up to 2,012,500 shares of the Company's common stock, without par value (the "Common Stock"), to be sold pursuant to the terms of an underwriting agreement by and among Obie Media and Wedbush Morgan Securities, Inc. and Pacific Crest Securities Inc., as representatives of the several underwriters named therein (the "Underwriting Agreement"). The shares of Common Stock to be sold by the Company are hereinafter referred to as the "Company Shares," and the shares of Common Stock to be sold by the Selling Shareholders (as defined in the Underwriting Agreement) are hereinafter referred to as the "Shareholder Shares."



    In our capacity as such counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed.



    Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the following opinions:



    1. The Common Stock has been duly authorized by all necessary corporate action of Obie Media.



    2. When issued and sold by Obie Media against payment therefor pursuant to the terms of the Underwriting Agreement, the Company Shares will be validly issued, fully paid and nonassessable, and the Shareholder Shares are validly issued, fully paid and non-assessable.



    We are members of the bar of the State of Oregon and are expressing our opinion only as to matters of Oregon law.



    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related prospectus.



                                          Very truly yours,



                                          /s/ TONKON TORP LLP